Exhibit 99.1

Conference call:	Monday May 5, 2008 at 11:00 A.M. EDT
Webcast / Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-888-687-3295 Dial pass code 46305707

EBIX NET INCOME GROWS 189% IN FIRST QUARTER OF 2008

Diluted Earnings per Share Rises 130% to $1.40

ATLANTA, GA – May 5, 2008 – Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported financial results for the first quarter of 2008.

Ebix reported total revenue of $16.64 million for the quarter, compared to $9.02 million for the first quarter of 2007, marking an eighty five (85) percent increase in revenues. The company’s operating income for the quarter rose one hundred seventy four percent (174) percent to $6.14 million, as compared to $2.24 million in the first quarter of 2007.

Net income after taxes for the quarter rose one hundred eighty nine (189) percent to $5.67 million, or $1.40 per diluted share, up from $1.96 million, or $0.61 per diluted share, in the first quarter of 2007, resulting in earnings per share growth of one hundred thirty (130) percent. Results for the first quarter of 2008 were based on 4.15 million weighted average diluted shares outstanding, as compared to 3.21 million in the first quarter of 2007. Basic earnings per share in the first quarter of 2008 rose one hundred forty one (141) percent to $1.66 as compared to $0.69 in the first quarter of 2007.

The company’s operating expenses for the quarter grew by fifty five (55) percent to $10.50 million as compared to $6.78 million for the first quarter of 2007. The company attributed the increase primarily to the acquisition of IDS and Telstra eBusiness in November 2007 and January 2008 respectively.

Robin Raina, the president and CEO of Ebix, said, “We are pleased with these results as they are in line with our expectations. These are record results as this marks the highest EPS reported by the company in any quarter in its 32-year history. We are especially pleased that the net margins grew to 34% in the first quarter of 2008, as compared to 22% in the first quarter of 2007.”

Raina added, “Our recent acquisition Telstra eBusiness was a good contributor to our increased revenue, income, and EPS for the quarter. We expect that this recent acquisition will continue to contribute strongly to our top line and bottom line in 2008. ”

Robert Kerris, the chief financial officer of Ebix, said, “The company achieved sequential quarterly revenue growth of $4.44 million in the first quarter of 2008 compared to the fourth quarter of 2007, generating an additional $1.59 million of operating income resulting in an attractive 35.8% incremental operating margin.  Furthermore, in the first quarter the company used $43.0 million of cash to complete the acquisition of Telstra eBusiness Services. As of March 31, 2008, the company had $13.6 million of cash on hand. We believe that our present cash position in combination with our proven ability to sustain significant operating cash flows places Ebix in a strong position to continue to grow our business both organically as well as through accretive acquisitions.”

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial services industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, UK, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2007, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

CONTACT:

Jesenia Jurado

Ebix, Inc.

678 -281-2036 or jjurado@ebix.com

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(Financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007

Operating Revenue:	$16,639	$9,018

Operating expenses:
Costs of services provided	2,843	1,566
Product development	2,171	1,850
Sales and marketing	847	952
General and administrative	3,816	1,787
Amortization and depreciation	819	625
Total operating expenses	10,496	6,780
Operating income	6,143	2,238
Interest income	122	71
Interest expense	(342)	(228)
Foreign exchange gain	59	5
Income before income taxes	5,982	2,086
Income tax provision	(312)	(124)
Net income	$5,670	$1,962

Basic earnings per common share	$1.66	$0.69

Diluted earnings per common share	$1.40	$0.61

Basic weighted average shares outstanding	3,406	2,848

Diluted weighted average shares outstanding	4,154	3,216

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,565	$49,466
Accounts receivable, less allowance of $176 and $146, respectively	15,043	8,809
Other current assets	1,220	1,130
Total current assets	29,828	59,405
Property and equipment, net	3,470	3,356
Goodwill	81,312	36,408
Intangible assets, net	10,263	7,318
Other assets	2,022	2,023
Total assets	$126,895	$108,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	5,234	2,231
Accrued payroll and related benefits	2,982	1,517
Short term debt	19,945	15,650
Current portion of long term debt and capital lease obligations	498	510
Deferred revenue	6,802	5,645
Other current liabilities	165	149
Total current liabilities	35,626	25,702
Convertible debt	20,000	20,000
Long term debt and capital lease obligation, less current portion	5	486
Other liabilities	2,531	1,477
Deferred Rent	688	719
Total liabilities	58,850	48,384

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 3,428,913 issued and 3,420,023 outstanding at March 31, 2008 and 3,406,234 issued and 3,397,344 outstanding at December 31, 2007	334	337
Additional paid-in capital	115,147	114,771
Treasury stock (8,890 shares repurchased as of March 31, 2008 and December 31, 2007)	(149)	(149)
Accumulated deficit	(51,843)	(57,513)
Accumulated other comprehensive income	4,556	2,680
Total stockholders’ equity	68,045	60,126
Total liabilities and stockholders’ equity	$126,895	$108,510

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net income	$5,670	$1,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	819	627
Stock-based compensation	13	62
Restricted stock compensation	87	22
Provision for doubtful accounts	30	—
Changes in assets and liabilities:
Accounts receivable	(4,559)	(718)
Other assets	(64)	152
Accounts payable and accrued expenses	583	(32)
Accrued payroll and related benefits	572	(496)
Deferred revenue	494	447
Net cash provided by operating activities	3,645	2,026
Cash flows from investing activities:
Investment in Telstra eBusiness Services, net of cash acquired	(42,956)	—
Investment in Finetre, net of cash acquired	—	(15)
Deferred rent	(29)	—
Capital expenditures	(181)	(148)
Net cash used in investing activities	(43,166)	(163)
Cash flows from financing activities:
Proceeds from line of credit	4,295	—
Proceeds from the exercise of the stock options	271	—
Payments for capital lease obligations	(2)	—
Principal payments of debt obligations	(493)	(477)
Net cash provided/(used) in financing activities	4,071	(477)
Effect of foreign exchange rates on cash	(451)	122
Net change in cash and cash equivalents	(35,901)	1,508
Cash and cash equivalents at the beginning of the period	49,466	5,013
Cash and cash equivalents at the end of the period	$13,565	$6,521

Supplemental disclosures of cash flow information:
Interest paid	$221	$172
Income taxes paid	$410	$242